SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2008

NOVATEL WIRELESS, INC.

(Exact name of Registrant as specified in its charter)

COMMISSION FILE: 000-31659

DELAWARE	86-0824673
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

9645 Scranton Road, Suite 205

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 812-3400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective January 25, 2008 the Board of Directors (the “Board”) of Novatel Wireless, Inc. (the “Company”) appointed Mr. Kenneth Leddon as the Company’s Senior Vice President and Chief Financial Officer. A copy of the press release announcing such appointment is attached hereto as Exhibit 99.1.

Mr. Leddon, 55, will initially receive an annual base salary of $285,000. His 2008 compensation package, including potential bonus, equity incentive awards, and any other compensatory arrangements or adjustments to his initial base salary shall be determined by the Compensation Committee of the Board in the course of its determination of 2008 compensation packages for the Company’s other executive officers, consistent with the Company’s compensation philosophy. Upon such determination, the Company will amend this Form 8-K accordingly.

(d) On January 23, 2008, the Board elected Mr. James Ledwith, 62, as a Class I Director and appointed him to serve on its Audit Committee, effective March 3, 2008. A copy of the press release announcing his election is attached hereto as Exhibit 99.2.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated January 28, 2008 with respect to Appointment of Mr. Kenneth Leddon as CFO.

99.2	Press Release dated January 28, 2008 with respect to Election of Mr. James Ledwith as a Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Novatel Wireless, Inc.

Date: January 28, 2008	By:	/s/ Catherine F. Ratcliffe
Catherine F. Ratcliffe Senior Vice President of Business Affairs and General Counsel